                                   Exhibit 21

                              List of Subsidiaries

Name                                    Place of Incorporation
- ----                                    ----------------------
EFData Corp.                            California

California Microwave Foreign            Barbados,
     Sales Corporation                  West Indies

California Microwave Navigation
     Systems, Inc.                      Delaware

Digital Radio Technology, Inc.          New York


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